UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PYXIS ONCOLOGY, INC. (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required per Exchange Act Rules 14a-6(i)(1) and 0-11.

  PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED OCTOBER 9, 2026

PYXIS ONCOLOGY, INC.

321 Harrison Avenue

Boston, Massachusetts 02118

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 13, 2026

DEAR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Pyxis Oncology, Inc., a Delaware corporation, will be held on November 13, 2026, at 10:00 a.m. Eastern Standard Time in a virtual meeting format only. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. In order to attend the Special Meeting, you must register at www.proxydocs.com/PYXS. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting. We recommend that you log in a few minutes before 10:00 a.m., Eastern Standard Time, on November 13, 2026 to ensure you are logged in when the Special Meeting begins.

During the Special Meeting, stockholders will be asked to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share from 190,000,000 shares to 380,000,000 shares; and

2. Approval of one or more adjournments of the Special Meeting to solicit additional proxies, if necessary; and

3. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice, and the text of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation is provided in Appendix A to the accompanying proxy statement.

Stockholders of record at the close of business on October 8, 2026 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT.

You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares in person virtually. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Special Meeting, regardless of whether you plan to attend.

You can find detailed information regarding voting in the section titled “General Information” on pages one through five of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2026

The notice of the Special Meeting and proxy statement are available at www.proxydocs.com/PYXS.

You will be asked to enter the control number located on your proxy card to access the Company’s materials and vote through www.proxydocs.com/PYXS.

[•]

Thomas Civik

Chief Executive Officer

Boston, Massachusetts

October [•], 2026

  PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED OCTOBER 9, 2026

PYXIS ONCOLOGY, INC.

321 Harrison Avenue

Boston, Massachusetts 02118

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2026

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement, including the appendix hereto and related materials, is furnished to stockholders of Pyxis Oncology, Inc. (“we,” “us,” “our,” the “Company” or “Pyxis Oncology”), a Delaware corporation, in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2026 Special Meeting of stockholders to be held on November 13, 2026 (the “Special Meeting”), and at any adjournment or postponement thereof. The Special Meeting will be held at 10:00 a.m. Eastern Standard Time in a virtual meeting format. In order to attend the Special Meeting, you must register at www.proxydocs.com/PYXS. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting.

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement available to our stockholders electronically via the Internet at www.proxydocs.com/PYXS. You will be asked to enter the control number located on your proxy card. On or about October 20, 2026 we will mail to our stockholders this proxy statement and proxy card.

Please note that references to our website herein do not constitute incorporation by reference of the information contained at or available through our website.

Why am I receiving these materials?

We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares.

What proposals will be voted on at the Special Meeting and how does the Board recommend that stockholders vote on the proposals?

The proposals to be voted on at the Special Meeting and the Board recommendation on each proposal is set forth below:

“FOR” Proposal One – Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) from 190,000,000 shares to 380,000,000 shares (the “Charter Amendment Proposal”); and

“FOR” Proposal Two – Approval of one or more adjournments of the Special Meeting to solicit additional proxies, if necessary (the “Adjournment Proposal”).

We will also consider other business, if any, that properly comes before the Special Meeting.

Who is entitled to vote?

The record date for the Special Meeting is the close of business on October 8, 2026. As of the record date, 119,583,637 shares of our Common Stock, were outstanding. Only holders of record of our Common Stock as of the record date will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our Common Stock held by such stockholder on the record date.

What do I need for admission to the Special Meeting?

In order to attend the Special Meeting, you must register at www.proxydocs.com/PYXS. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting. You will not be able to attend the Special Meeting physically in person.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Special Meeting, stockholders may begin to log in to the meeting 15 minutes prior to the start time. The Special Meeting will begin promptly at 10:00 a.m. Eastern Standard Time on November 13, 2026.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual-only Special Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Can I ask questions during the Special Meeting?

Our virtual Special Meeting will allow stockholders to submit questions before and during the Special Meeting. During a designated question and answer period at the Special Meeting, we will respond to appropriate questions submitted by stockholders. If you would like to submit a question during the Special Meeting, you may log in to www.proxydocs.com/PYXS using your control number, type your question into the “Ask a Question” field, and click “Submit.”

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Special Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Special Meeting or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How can I vote my shares?

Shares Held of Record. If you hold your shares in your own name as a holder of record, you may authorize that your shares be voted at the Special Meeting in one of the following ways:

By Internet	Follow the instructions on the proxy card.
By Telephone	Follow the instructions on the proxy card.
By Mail	Complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)

You may also vote in person virtually by attending the meeting through www.proxydocs.com/PYXS. To attend the Special Meeting and vote your shares, you must register for the Special Meeting and provide the control number located on your proxy card.

Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Special Meeting. If you want to vote in person virtually at the Special Meeting, you must register in advance at www.proxydocs.com/PYXS. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the Special Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Special Meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Special Meeting and voting your shares electronically.

Attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Special Meeting, your vote at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. We believe that the Charter Amendment Proposal (Proposal One) and the Adjournment Proposal (Proposal Two) will be considered “routine” and, therefore, brokers will have discretionary authority to vote on these proposals and we do not expect there will be any broker non-votes on these proposals. We strongly encourage you to submit your voting instructions to your broker to ensure your shares are voted in accordance with your instructions at the Special Meeting.

What constitutes a quorum?

The presence at the Special Meeting, either virtually or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding Common Stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting.

What vote is required to approve each matter to be considered at the Special Meeting?

Charter Amendment Proposal (Proposal One). Our charter provides for affirmative vote of holders of a majority of the shares of our Common Stock outstanding and entitled to vote on this proposal at the Special Meeting. An abstention on Proposal One will have the same effect as a vote “AGAINST” Proposal One. Brokers will have discretionary authority to vote on this proposal. Accordingly, we expect there will not be any broker non-votes on Proposal One. Any shares that are not voted, including shares held through a broker that elects not to vote them absent instructions, will have the same effect as a vote “AGAINST” Proposal One.

Adjournment Proposal (Proposal Two). The affirmative vote of the majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Special Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by the start of the Special Meeting unless otherwise provided on the proxy card or voting instruction form. Proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.

What does it mean if I receive more than one proxy card?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote with respect to every proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of shares of our Common Stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum; and
•	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion (because we believe the matters to be presented at the Special Meeting are considered “routine” matters).

Our Board knows of no matters to be presented at the Special Meeting other than the proposals described in this proxy statement. If any other matters properly come before the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the proxy materials, will be borne by the Company. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Will a stockholder list be available for inspection?

In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be available for 10 days prior to the Special Meeting, at Pyxis Oncology, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118 between the hours of 8:00 a.m. and 5:00 p.m. Eastern Standard Time.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge at www.proxyvote.com, by telephone at 1-800-540-7095 or by email at: sendmaterial@proxyvote.com. Similarly, you may also contact Broadridge if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL ONE: CHARTER AMENDMENT TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background

Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of our Common Stock from 190,000,000 shares to 380,000,000 shares (the “Charter Amendment”). Our Board has determined that the Charter Amendment is advisable and in the best interests of the Company and our stockholders for a variety of corporate purposes.

The additional shares of our Common Stock, if issued, would have the same rights and privileges as the existing shares of our Common Stock. The Charter Amendment does not contemplate any change to the number of authorized shares of our preferred stock.

As approved by our Board, subject to stockholder approval, Section 4.1 of the Charter would be amended and replaced in its entirety with the following:

“Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is three hundred ninety million (390,000,000) shares, consisting of three hundred and eighty million (380,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

The full text of the Charter Amendment, which is attached to this proxy statement as Appendix A, is incorporated by reference herein.

Reasons for Charter Amendment

We currently have 190,000,000 shares of Common Stock authorized for issuance. As of the Record Date, there were 119,583,637 shares of Common Stock issued and outstanding, 39,698,811 shares of Common Stock reserved for future issuance under outstanding stock options, restricted stock units, and warrants, and 3,072,366 shares of Common Stock reserved for future issuance pursuant to future awards under the Company’s equity incentive plans. Accordingly, as of the Record Date, approximately 27,645,186 shares of our Common Stock remained authorized, unissued, and unreserved, and available for general corporate purposes.

Exercise of Common Warrants

The Company recently completed an underwritten offering of Common Stock and accompanying warrants, which closed on October 1, 2026 (the “Offering”). In the Offering, the Company sold a total of (i) (a) 36,047,919 shares of Common Stock, and (b) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of 1,883,121 shares of Common Stock and (ii) accompanying common warrants to purchase up to an aggregate of 49,310,352 shares of Common Stock (the “Common Warrants”).

The Company does not currently have a sufficient number of authorized but unissued shares of Common Stock to permit the exercise of the Common Warrants. We have agreed to hold a special meeting of stockholders to seek stockholder approval of an increase in authorized Common Stock under our Charter as soon as practicable following the closing of the Offering, but no later than 60 days following such closing, and, if the stockholder approval is not obtained at such meeting, to call additional meetings of its stockholders every 60 days thereafter until the stockholder approval is obtained or the Common Warrants are no longer outstanding. If the Company does not obtain the stockholder approval and the Charter Amendment does not become effective, the Common Warrants will not be exercisable and may have no value.

If this Proposal is approved, we intend to use a portion of the increased authorized shares to permit the exercise of Common Warrants.

Other Uses for Additional Authorized Shares of Common Stock

In addition, our Board believes that it is in the best interests of the Company and our stockholders to increase the number of authorized shares of Common Stock in order to have a sufficient number of shares available for use as our Board deems appropriate or necessary. As a clinical-stage oncology company, we expect to require additional capital to fund the continued development of our product candidate and our operations, and the Charter Amendment will provide the Company with the flexibility to support these and other corporate purposes as needs arise, without the delay and expense of convening a special meeting of stockholders each time such shares may be needed.

These corporate purposes could include, without limitation, (i) financing activities, including public or private offerings of our Common Stock or of securities convertible into or exchangeable or exercisable for our Common Stock; (ii) issuances of shares under the Company's equity incentive plans and other equity awards to our employees, officers, directors, and consultants; (iii) stock dividends or stock splits; (iv) the settlement of outstanding obligations; (v) acquisitions of companies or assets and the establishment of strategic relationships, collaborations, and licensing arrangements; and (vi) other general corporate purposes.

Our Board will determine whether, when, and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Effect of Approval of Proposed Amendment

Once effective, the Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of the Nasdaq Stock Exchange. Future issuances of Common Stock or securities convertible into or exchangeable for Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.

The proposed increase in the number of authorized shares of our Common Stock would become effective immediately upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders.

Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Charter Amendment, our Board reserves the right to abandon and not file the Charter Amendment, even if the Charter Amendment is approved by our stockholders, if our Board, in its discretion, determines that the approved Charter Amendment is no longer in the best interests of our Company or our stockholders.

In the event that the Charter Amendment is not approved by our stockholders at the Special Meeting, including an adjournment thereof, the Company’s current Charter will remain in place and the number of authorized shares set forth therein will remain unchanged.

Potential Anti-Takeover Effect

Our Board has not proposed the Charter Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Charter Amendment, and we will not independently provide our stockholders with any such right.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE CHARTER AMENDMENT TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL TWO: ADJOURNMENT PROPOSAL

Our Board believes that if the number of shares of our Common Stock voting in favor of the Charter Amendment Proposal is insufficient to approve such proposal at the time of the Special Meeting, it is in the best interests of our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve such proposal, which may include using the additional time to solicit the holders of shares already voted to change their vote to be in favor of such proposal.

We are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof, if needed to solicit additional proxies in support of the Charter Amendment Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, or any adjournment or postponement thereof, and use the additional time to solicit additional proxies in favor of the Charter Amendment Proposal.

Approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Charter Amendment Proposal such that it would be defeated, we could adjourn the Special Meeting without a vote on the Charter Amendment Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the record date:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of the record date, through the exercise of any option, warrant or other right. In computing the percentage beneficial ownership of a person, Common Stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or exercisable within 60 days of the record date are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Subject to the foregoing, percentage of beneficial ownership is based on 119,583,637 shares of Common Stock outstanding as of the record date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders:
GordonMD Global Investments LP (1)	20,441,948	16.4%
Entities affiliated with Biotechnology Value Fund LP (2)	11,959,753	9.99%
Entities affiliated with RTW Investments, LP (3)	10,426,258	8.4%
Entities affiliated with OrbiMed (4)	8,620,000	7.2%
Entities affiliated with Pfizer Inc. (5)	7,032,770	5.9%
Directors and Executive Officers:
Lara Sullivan, M.D. (6)	7,924,074	6.3%
Pamela Connealy (7)	1,441,015	1.2%
Thomas Civik (8)	1,186,871	*
Jitendra Wadhane (9)	819,917	*
John Flavin (10)	507,910	*
Jakob Dupont, M.D. (11)	505,844	*
Rachel Humphrey, M.D. (12)	354,508	*
Darren Cline (13)	346,300	*
Freda Lewis-Hall, M.D. (14)	336,300	*
Michael Metzger (15)	84,101	*
All executive officers and directors as a group (10 persons) (16)	13,506,840	11.0%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)

Consists of 15,541,909 shares of Common Stock and 4,900,039 shares issuable upon exercise of warrants within 60 days of the record date, subject to a 17.5% beneficial ownership limitation (a “Blocker”). Excludes 7,172,100 shares issuable upon exercise of warrants only once stockholder approval is obtained. Based in part on a Schedule 13G/A filed on October 2, 2026 by GordonMD Global Investments LP (“LP”), and in part on information available to the Company. LP serves as investment adviser to GordonMD Long Biased Master Fund LP (the “Gordon Fund”). Mr. Craig D. Gordon is the managing member of GordonMD Long Biased GP LLC (the “Gordon Fund GP”), the general partner of the Gordon Fund. Each of LP, the Gordon Fund GP, the Gordon Fund, and Mr. Craig D. Gordon share voting and dispositive power over these securities. Each of the Gordon Fund GP, the Gordon Fund, and Mr. Craig D. Gordon disclaims beneficial ownership over these securities. The business address for Gordon Reporting Persons is 9460 Wilshire Blvd #420, Beverly Hills, CA 90212.

(2)

Consists of 11,826,140 shares of Common Stock and 133,613 shares of Common Stock issuable upon exercise of warrants within 60 days of the record date, subject to a 9.99% Blocker. Excludes 15,615,971 shares issuable upon exercise of warrants that are subject to a 9.99% Blocker, including 6,723,600 shares issuable upon exercise of warrants only once stockholder approval is obtained. Based on information made available to the Company by Biotechnology Value Fund, LP (“BVF”), with BVF I GP LLC (“BVF GP”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF II GP LLC (“BVF2 GP”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF GP Holdings LLC (“BVF GPH”), BVF Partners L.P. (“Partners”), BVF Inc. and Mr. Mark N. Lampert (collectively the “BVF Reporting Persons”) reporting (i) BVF and its general partner, BVF GP, having shared voting and dispositive power over 6,264,450 shares of Common Stock including 133,613 shares of Common Stock issuable upon exercise of warrants within 60 days of the record date, subject to a 9.99% Blocker, (ii) BVF2 and its general partner, BVF2 GP, having shared voting and dispositive power over 4,609,217 shares of Common Stock, (iii) Trading Fund OS and its general partner, Partners OS, having shared voting and dispositive power over 844,116 shares of Common Stock, (iv) BVF GPH, as the sole member of each of BVF GP and BVF2 GP, having shared voting and dispositive power over 10,873,667 shares of Common Stock, and (v) Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, BVF Inc., as the general partner of Partners, and Mr. Mark N. Lampert, as a director and officer of BVF Inc., having aggregate shared voting and dispositive power over 11,959,753 shares of Common Stock including 241,970 shares of Common Stock held in a certain Partners managed account (“Partners Managed Account”). BVF GP disclaims beneficial ownership of the securities beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the securities beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the securities beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the securities beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Mark N. Lampert disclaim beneficial ownership of the securities beneficially owned by BVF, BVF2, Trading Fund OS and held in the Partners Managed Account. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Mark N. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104, and the address for Trading Fund OS and Partners OS is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Based on information available to the Company, consists of 6,506,229 shares of Common Stock and 3,920,029 shares of Common Stock issuable within 60 days of the record date upon exercise of warrants that are subject to a 9.99% Blocker. Excludes 3,362,060 shares issuable upon exercise of warrants only once stockholder approval is obtained, which are also subject to a 9.99% Blocker. Notwithstanding the Blocker, RTW Master Fund, Ltd. holds 4,605,478 shares of Common Stock and 3,745,656 warrants; RTW Innovation Master Fund, Ltd. holds 1,706,961 shares of Common Stock and 3,167,026 warrants; and RTW Biotech Opportunities Operating Ltd. holds 193,790 shares of Common Stock and 369,407 warrants. RTW Investments, LP serves as the investment manager to RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (the “RTW Funds”). Darshan Patel serves as a director of RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. Roderick Wong, M.D., serves as Managing Partner of RTW Investments, LP. The business address of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, New York 10014.

(4)

Based on information available to the Company, consists of (i) 4,348,197 shares of Common Stock held by the Biotech Growth Trust PLC (“BIOG”); (ii) 4,013,720 shares of Common Stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis); (iii) 134,203 shares of Common Stock held by BIOG that are issuable within 60 days of the record date upon exercise of warrants that are subject to a 9.99% Blocker; and (iv) 123,880 shares of Common Stock held by Genesis that are issuable within 60 days of the record date upon exercise of warrants that are subject to a 9.99% Blocker. Excludes 5,827,120 shares held by BIOG and 5,378,880 shares held by Genesis that are issuable upon exercise of warrants only once stockholder approval is obtained, which are also subject to a 9.99% Blocker. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis and

OrbiMed Advisors LLC (“Advisors”) is the managing member of Genesis GP. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, W. Carter Neild, and Geoffrey C. Hsu, each of whom disclaims beneficial ownership of the shares held by Genesis, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC (“OrbiMed Capital”) is the portfolio manager of BIOG. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, W. Carter Neild, and Geoffrey C. Hsu, each of whom disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any.  The principal business address of each of these entities and individuals is c/o OrbiMed Advisors LLC, 601 Lexington Avenue 54th Floor, New York, NY 10022.

(5)

Based on a Schedule 13G/A filed on March 23, 2023 by Pfizer Inc. (“Pfizer”) and Pfizer Ventures (US) LLC (“PVUS”), with Pfizer reporting sole voting and dispositive power over 5,952,263 shares of Common Stock and each of Pfizer and PVUS reporting shared voting and dispositive power over 1,080,507 shares of Common Stock. The address for Pfizer and PVUS is 66 Hudson Boulevard East, New York, NY 10001.

(6)

Based on information available to the Company, consists of 2,426,726 shares of Common Stock held directly by Dr. Sullivan and 5,497,348 shares of Common Stock issuable upon the exercise of stock options and restricted stock exercisable or vesting within 60 days of the record date. Dr. Sullivan resigned from her position as a member of the Board in April 2026 and ceased to serve as President, Chief Executive Officer, and Chief Medical Officer, effective February 2, 2026.

(7)

Based on information available to the Company, consists of 951,502 shares of Common Stock held directly by Ms. Connealy and 489,513 shares of Common Stock issuable upon the exercise of stock options and restricted stock exercisable or vesting within 60 days of the record date. Ms. Connealy retired from her role as Chief Financial Officer and Chief Operating Officer of the Company effective July 1, 2025.

(8)	Consists of 221,886 shares of Common Stock held directly by Mr. Civik and 964,985 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(9)

Consists of 385,855 shares of Common Stock held directly by Mr. Wadhane and 434,062 shares of Common Stock issuable upon the exercise of stock options and restricted stock exercisable or vesting within 60 days of the record date.

(10)	Consists of 413,015 shares of Common Stock held directly by Mr. Flavin and 94,895 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(11)	Consists of 38,741 shares of Common Stock held directly by Dr. Dupont and 467,103 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(12)	Consists of 81,309 shares of Common Stock held directly by Dr. Humphrey and 273,199 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(13)	Consists of 251,405 shares of Common Stock held directly by Mr. Cline and 94,895 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(14)	Consists of 241,405 shares of Common Stock held directly by Dr. Lewis-Hall and 94,895 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(15)	Mr. Metzger did not own any shares of Common Stock and 84,101 shares of Common Stock issuable upon the exercise of stock options within 60 days of the record date.
(16)

Consists of 5,011,844 shares of Common Stock held and 8,494,996 shares of Common Stock issuable upon the exercise of stock options and restricted stock exercisable or vesting within 60 days of the record date.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2026 Annual Meeting of stockholders, stockholder proposals must be received at our principal executive offices, c/o Corporate Secretary, Pyxis Oncology, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, no later than December 28, 2026, and must comply with the requirements established by the SEC. Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than 5:00 p.m. Eastern Time on February 15, 2027 and no later than 5:00 p.m. Eastern Time March 17, 2027 and must otherwise comply with the requirements set forth in our bylaws.

In addition to satisfying the foregoing requirements under our bylaws with respect to director nominations and notice required, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide an additional notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2027.

Other Matters

We know of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

APPENDIX A: CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PYXIS ONCOLOGY, INC.,

a Delaware corporation

Pyxis Oncology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.
This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 13, 2021 (the “Certificate of Incorporation”).
2.
Section 4.1 of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is three hundred ninety million (390,000,000) shares, consisting of three hundred and eighty million (380,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

3.
This amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law.
4.
All other provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * *

Appendix A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this [____] day of [_________], 2026.

PYXIS ONCOLOGY, INC.

By:

Name: [•]

Title: [•]

Appendix A-2

PRELIMINARY - SUBJECT TO COMPLETION

PYXIS ONCOLOGY

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Pyxis Oncology, Inc.

Special Meeting of Stockholders

For stockholders of record as of October 8, 2026

Friday, November 13, 2026 10:00 AM, Eastern Time

Special Meeting to be held virtually via the internet - please visit www.proxydocs.com/PYXS for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, November 13, 2026.

Internet:
www.proxypush.com/PYXS
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-451-2261
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/PYXS

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jitendra Wadhane and Thomas Civik (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes him/her to vote all the shares of capital stock of Pyxis Oncology, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in his/her discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

IF VOTING BY MAIL, PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

PYXIS ONCOLOGY

Pyxis Oncology, Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
"FOR" ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	Approval of an amendment to the Company's Amended and Restated Certificate of incorporation to increase the number of authorized shares of the Company's common stock, par value $0.001 per share from 190,000,000 shares to 380,000,000 shares;	☐	☐	☐	FOR
2.	Approval of one or more adjourements of the Special Meeting to solicit additional proxies, if necessary;	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/PYXS
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date